                                   ITEM 24(b)

                                 EXHIBIT NO. 4

                     AMENDMENT TO VARIABLE ANNUITY CONTRACT

                        NATIONWIDE LIFE INSURANCE COMPANY
                                P.O. BOX [16609]
                           COLUMBUS, OHIO [43216-6609]


                         REDUCED PURCHASE PAYMENT RIDER


This Rider is made a part of the Contract to which it is attached and is effective on the Date of Issue of the Contract. To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this Rider will control.

The benefits described in this rider will cease upon termination of the Contract.

   1. ADDITIONAL CHARGES

   For the additional benefits provided by this Rider, the Company will deduct a charge at an annual maximum rate of [0.25]% of the daily net asset value of the Variable Account. The Company reserves the right to charge less than the maximum rate.

   2. THE FOLLOWING IS HEREBY ADDED TO THE CONTRACT:

   "The Initial Purchase Payment is due on the Date of Issue and may not be less than [$1,000]. If periodic payments are expected by the Company, the Initial Purchase Payment amount may be satisfied on an annualized basis. Subsequent Purchase Payments, if any, must be at least [$25] and may be made at any time."

   The Annuitant may elect to terminate this Reduced Purchase Payment Rider if, throughout a period of at least 2 years and continuing until such termination, the total of all Purchase Payments (less surrenders and withdrawals) is maintained at [$25,000] or more.

   The election to terminate must be submitted in writing on a form provided by the Company. Termination of the rider will occur on the date the Company receives a valid election form, and the charge for this Rider will no longer be made. Any Purchase Payments made after the termination of this rider will be subject to the terms of the Contract."

   /s/ Dennis W. Click                       /s/ Joseph J. Gasper
              SECRETARY                                PRESIDENT

APO-4321-A                                                         (AO)(10/1999)

                        NATIONWIDE LIFE INSURANCE COMPANY

                              5-YEAR CDSC SCHEDULE

                         TO INDIVIDUAL DEFERRED ANNUITY

THE FOLLOWING PROVISIONS APPLY ONLY TO CONTRACTS ISSUED PURSUANT TO THE ANNUITANT ELECTION OF THE 5-YEAR CDSC SCHEDULE, WHICH IS AT [-0.10%] OF THE DAILY NET ASSET VALUE OF THE VARIABLE ACCOUNT. TO THE EXTENT THE TERMS OF THE CONTRACT AND THIS RIDER ARE INCONSISTENT, THE TERMS OF THIS RIDER SHALL CONTROL.

The following is added to the DEFINITION section of the Contract:

PURCHASE PAYMENT YEAR - Each 12 month period starting from the date the Purchase Payment is made.

The SURRENDERS section is amended by replacing item 4 of the section with the following:

4. When written application is received, the Company will surrender the number of Variable Account Accumulation Units and any amount from any GTO under the Multiple Maturity Account and any amount from any other options under this Contract needed to equal: (a) the dollar amount requested; plus (b) any Contingent Deferred Sales Charge (CDSC); minus (c) any applicable taxes.

The SURRENDER VALUE section is amended by replacing it with the following:

The surrender value at anytime will be the Contract Value less the sum of any applicable CDSC and taxes.

The following sections are added to the Contract:

CONTINGENT DEFERRED SALES CHARGE (CDSC)

If part or all of the Contract Value is withdrawn, a CDSC may be made by the Company. The CDSC is designed to cover expenses relating to the sale of the Contract.

The CDSC is calculated by multiplying the applicable CDSC percentages noted below by the Purchase Payments that are withdrawn. For purposes of calculating the amount of the CDSC, withdrawals are considered to come first from the oldest Purchase Payment made to the Contract, then from the next oldest Purchase Payment and so forth, with any earnings attributable to such Purchase Payments considered only after all Purchase Payments made to the Contract have been considered. (For federal income tax purposes, a full or partial withdrawal is treated as a withdrawal of earnings first.)

Years* Measured From Date of Payment:    1    2    3    4    5       Thereafter
-------------------------------------------------------------------------------
CDSC %:                                  7%   7%   6%   4%   2%           0%

*The CDSC percentage will change to the next year's CDSC percentage on the last day of the Purchase Payment Year.

CDSC, if applicable, will be assessed against full or partial surrenders from GTOs. If any such surrender occurs prior to the Maturity Date for any particular GTO, the amount surrendered will be subject to an MVA in addition to CDSC.

APO-4406-A                              1                           (AO) (10/99)

WITHDRAWALS WITHOUT CHARGE

During each Contract Year, the Annuitant may withdraw without CDSC a total amount equal to the greater of (1) or (2) where (1) is the lesser of 10% of the sum of all Purchase Payments made to the Contract reduced by Purchase Payments withdrawn or 10% of the Contract Value and (2) is the amount required to meet Minimum Distribution requirements for this Contract. This CDSC-free withdrawal privilege is non-cumulative; that is, free amounts not taken during any given Contract Year cannot be taken as free amounts in subsequent Contract Years.

A CDSC will not be assessed against the withdrawal of any: (1) Purchase Payments which have been held under this Contract for at least [60] months; (2) earnings attributable to Purchase Payments made to this Contract; (3) Death Benefit payments made upon the death of the Annuitant prior to the Annuitization Date;
(4) amounts applied to an Annuity Payment Option after two years from the Date of Issue; (5) amounts transferred among the Sub-Accounts and the GTOs under the Multiple Maturity Account, or (6) as otherwise noted in the Contract.

In addition, when this Contract is exchanged for another contract issued by the Company or any of its affiliate insurance companies, of the type and class which the Company determines is eligible for such waiver, the Company will waive the CDSC on the first contract. A CDSC may apply to the contract received in the exchange.

The SYSTEMATIC WITHDRAWALS section has been amended by replacing it with the following:

The Annuitant may elect in writing on a form provided by the Company to take systematic withdrawals of a specified dollar amount (of at least $100) on a monthly, quarterly, semi-annual or annual basis. The Company will process the withdrawals as directed by surrendering on a pro-rata basis Accumulation Units from all of the Sub-Accounts in which the Annuitant has an interest and the Multiple Maturity Account. A CDSC may apply to systematic withdrawals in accordance with the considerations set forth in the "Contingent Deferred Sales Charge" and "Withdrawals Without Charge" provisions of the rider. Unless otherwise directed by the Annuitant, the Company will withhold federal income taxes from each systematic withdrawal. An age-based systematic withdrawal program (see following paragraph) will terminate automatically at the end of each Contract Year and may be reinstated only on or after the next Contract Anniversary pursuant to a new request. Unless the Annuitant has made an irrevocable election of distributions of substantially equal periodic payments, the systematic withdrawals may be discontinued at any time by notification to the Company in writing. The Company reserves the right to discontinue prospective systematic withdrawals.

If the Annuitant withdraws amounts pursuant to a systematic withdrawal program, then the Annuitant may withdraw each Contract Year without a CDSC an amount up to the greater of (1) free withdrawal privilege described in "Withdrawals Without Charge" section of the rider, (2) the amount required to meet Minimum Distribution requirements for this Contract, or (3) the specified percentage of the Contract Value based on the Annuitant's age, as shown in the following table:

          ANNUITANT'S AGE                PERCENTAGE OF CONTRACT VALUE
          ---------------                ----------------------------
            Under 59-1/2                              5%
           59-1/2 thru 61                             7%
             62 thru 64                               8%
             65 thru 74                              10%
            75 and over                              13%

If the total amounts withdrawn in any Contract Year exceed the CDSC-free amount as calculated under the systematic withdrawal method described above, then such total withdrawn amounts will be eligible only for CDSC-free withdrawal privilege described in the "Withdrawals Without Charge" section of the rider, and the total amount of CDSC charged during the Contract Year will be determined in accordance with those sections.

The Contract Value and the Annuitant's age for purposes of applying the CDSC-free withdrawal percentage described above are determined as of the date the request for a systematic withdrawal program is received and recorded by the Company at its Home Office. Furthermore, this CDSC-free withdrawal privilege for systematic withdrawals is non-cumulative, that is, free amounts not taken during any given Contract Year cannot be taken as free amounts in a subsequent Contract Year.

APO-4406-A                              2                           (AO) (10/99)

Systematic withdrawals are not available prior to the expiration of the free look provision of the Contract. The Company reserves the right to assess a processing fee for this service.

IF THE ANNUITANT HAS ELECTED AN MVA/GTO OPTION, THE FOLLOWING LANGUAGE SHALL BE ADDED TO THE CONTRACT:

An MVA will apply against all amounts which are transferred or surrendered from allocations under a GTO prior to the Maturity Period for the particular GTO. During the Maturity Period, allocations under a GTO may be transferred, surrendered, or distributed for any other reason without any MVA (a CDSC may apply on amounts surrendered). At all times other than during a Maturity Period, an MVA will apply to amounts distributed from allocations under a GTO.

   /s/ Dennis W. Click                       /s/ Joseph J. Gasper
              SECRETARY                                PRESIDENT

APO-4406-A                              3                           (AO) (10/99)

                        NATIONWIDE LIFE INSURANCE COMPANY

                              7-YEAR CDSC SCHEDULE

                         TO INDIVIDUAL DEFERRED ANNUITY

THE FOLLOWING PROVISIONS APPLY ONLY TO CONTRACTS ISSUED PURSUANT TO THE ANNUITANT ELECTION OF THE 7-YEAR CDSC SCHEDULE, WHICH IS AT [-0.25%] OF THE DAILY NET ASSET VALUE OF THE VARIABLE ACCOUNT. TO THE EXTENT THE TERMS OF THE CONTRACT AND THIS RIDER ARE INCONSISTENT, THE TERMS OF THIS RIDER SHALL CONTROL.

The following is added to the DEFINITION section of the Contract:

PURCHASE PAYMENT YEAR - Each 12 month period starting from the date the Purchase Payment is made.

The SURRENDERS section is amended by replacing item 4 of the section with the following:

4. When written application is received, the Company will surrender the number of Variable Account Accumulation Units and any amount from any GTO under the Multiple Maturity Account and any amount from any other options under this Contract needed to equal: (a) the dollar amount requested; plus (b) any Contingent Deferred Sales Charge (CDSC); minus (c) any applicable taxes.

The SURRENDER VALUE section is amended by replacing it with the following:

The surrender value at anytime will be the Contract Value less the sum of any applicable CDSC and taxes.

The following sections are added to the Contract:

CONTINGENT DEFERRED SALES CHARGE

If part or all of the Contract Value is withdrawn, a CDSC may be made by the Company. The CDSC is designed to cover expenses relating to the sale of the Contract.

The CDSC is calculated by multiplying the applicable CDSC percentages noted below by the Purchase Payments that are withdrawn. For purposes of calculating the amount of the CDSC, withdrawals are considered to come first from the oldest Purchase Payment made to the Contract, then from the next oldest Purchase Payment and so forth, with any earnings attributable to such Purchase Payments considered only after all Purchase Payments made to the Contract have been considered. (For federal income tax purposes, a full or partial withdrawal is treated as a withdrawal of earnings first.)

Years* Measured From Date of Payment:   1   2   3   4   5   6   7    Thereafter
-------------------------------------------------------------------------------
CDSC %:                                 7%  7%  6%  5%  4%  3%  2%       0%

*The CDSC percentage will change to the next year's CDSC percentage on the last day of the Purchase Payment Year.

CDSC, if applicable, will be assessed against full or partial surrenders from GTOs. If any such surrender occurs prior to the Maturity Date for any particular GTO, the amount surrendered will be subject to an MVA in addition to CDSC.

APO-4405-A                             1                            (AO) (10/99)

WITHDRAWALS WITHOUT CHARGE

During each Contract Year, the Annuitant may withdraw without CDSC a total amount equal to the greater of (1) or (2) where (1) is the lesser of 10% of the sum of all Purchase Payments made to the Contract reduced by Purchase
Payments withdrawn or 10% of the Contract Value and (2) is the amount required to meet Minimum Distribution requirements for this Contract. This CDSC-free withdrawal privilege is non-cumulative; that is, free amounts not taken during any given Contract Year cannot be taken as free amounts in subsequent Contract Years.

A CDSC will not be assessed against the withdrawal of any: (1) Purchase Payments which have been held under this Contract for at least [84] months; (2) earnings attributable to Purchase Payments made to this Contract; (3) Death Benefit payments made upon the death of the Annuitant prior to the Annuitization Date;
(4) amounts applied to an Annuity Payment Option after two years from the Date of Issue; (5) amounts transferred among the Sub-Accounts and the GTOs under the Multiple Maturity Account, or (6) as otherwise noted in the Contract.

In addition, when this Contract is exchanged for another contract issued by the Company or any of its affiliate insurance companies, of the type and class which the Company determines is eligible for such waiver, the Company will waive the CDSC on the first contract. A CDSC may apply to the contract received in the exchange.

The SYSTEMATIC WITHDRAWALS section has been amended by replacing it with the following:

The Annuitant may elect in writing on a form provided by the Company to take systematic withdrawals of a specified dollar amount (of at least $100) on a monthly, quarterly, semi-annual or annual basis. The Company will process the withdrawals as directed by surrendering on a pro-rata basis Accumulation Units from all of the Sub-Accounts in which the Annuitant has an interest, and the Multiple Maturity Account. A CDSC may apply to systematic withdrawals in accordance with the considerations set forth in the "Contingent Deferred Sales Charge" and "Withdrawals Without Charge" provisions of the rider. Unless otherwise directed by the Annuitant, the Company will withhold federal income taxes from each systematic withdrawal. An age-based systematic withdrawal program (see following paragraph) will terminate automatically at the end of each Contract Year and may be reinstated only on or after the next Contract Anniversary pursuant to a new request. Unless the Annuitant has made an irrevocable election of distributions of substantially equal periodic payments, the systematic withdrawals may be discontinued at any time by notification to the Company in writing. The Company reserves the right to discontinue prospective systematic withdrawals.

If the Annuitant withdraws amounts pursuant to a systematic withdrawal program, then the Annuitant may withdraw each Contract Year without a CDSC an amount up to the greater of (1) free withdrawal privilege described in "Withdrawals Without Charge" section of the rider, (2) the amount required to meet Minimum Distribution requirements for this Contract, or (3) the specified percentage of the Contract Value based on the Annuitant's age, as shown in the following table:

          ANNUITANT'S AGE               PERCENTAGE OF CONTRACT VALUE
          ---------------               ----------------------------
            Under 59-1/2                              5%
           59-1/2 thru 61                             7%
             62 thru 64                               8%
             65 thru 74                              10%
            75 and over                              13%

If the total amounts withdrawn in any Contract Year exceed the CDSC-free amount as calculated under the systematic withdrawal method described above, then such total withdrawn amounts will be eligible only for CDSC-free withdrawal privilege described in the "Withdrawals Without Charge" section of the rider, and the total amount of CDSC charged during the Contract Year will be determined in accordance with those sections.

The Contract Value and the Annuitant's age for purposes of applying the CDSC-free withdrawal percentage described above are determined as of the date the request for a systematic withdrawal program is received and recorded by the Company at its Home Office. Furthermore, this CDSC-free withdrawal privilege for systematic withdrawals is non-cumulative, that is, free amounts not taken during any given Contract Year cannot be taken as free amounts in a subsequent Contract Year.

APO-4405-A                             2                            (AO) (10/99)

Systematic withdrawals are not available prior to the expiration of the free look provision of the Contract. The Company reserves the right to assess a processing fee for this service.

IF THE ANNUITANT HAS ELECTED AN MVA/GTO OPTION, THE FOLLOWING LANGUAGE SHALL BE ADDED TO THE CONTRACT:

An MVA will apply against all amounts which are transferred or surrendered from allocations under a GTO prior to the Maturity Period for the particular GTO. During the Maturity Period, allocations under a GTO may be transferred, surrendered, or distributed for any other reason without any MVA (a CDSC may apply on amounts surrendered). At all times other than during a Maturity Period, an MVA will apply to amounts distributed from allocations under a GTO.

   /s/ Dennis W. Click                       /s/ Joseph J. Gasper
              SECRETARY                                PRESIDENT

APO-4405-A                             3                            (AO) (10/99)